Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

June 30, 2012

Dear Shareholders, Customers, and Employees,

As you can see by the figures being presented for the first six months of the year, net income of the company improved as compared to the same period of the prior year. The company reported an increase of $452,000 (26%) in net income as compared to the same period of 2011.  The major factor for the increase in net income was the result of the company not making an allocation to the provision for loan loss for 2012 as compared to $2,575,000 for the same period of 2011.  We are pleased that it has not been necessary to allocate additional funds to the provision during 2012.  That being said, we continue to experience pressure on our margin, as the net interest margin for the six-month period ended June 30, 2012 has declined to 3.45% from 3.73% for the same period of 2011.

Non-interest income has remained fairly steady compared to the same period in 2011.  However, non-interest expenses are on the rise compared to the previous period.  Management will continue to closely monitor each of these items.

As you can also see, shareholder equity has increased to just under $62 million.  Shareholder value, as always, remains important and will continue to receive our best efforts.

Respectfully,

Daniel W. Schutt

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)	Six months ended June 30, 2012	Six months ended June 30, 2011
(dollars in thousands, except share data)
CONDENSED STATEMENT OF INCOME
Interest income	$ 11,558	$ 13,837
Interest expense	2,720	3,890
Net interest income	8,838	9,947
Provision for loan losses	-	2,575
Net interest income after provision for loan losses	8,838	7,372
Non-interest income	2,157	2,200
Non-interest expenses	8,208	7,600
Income before income taxes	2,787	1,972
Provision for income taxes	582	219
Net income	$ 2,205	$ 1,753

Average common shares outstanding	3,445,977	3,445,265

PER COMMON SHARE
Net income	$ 0.64	$ 0.51
Book value	$17.97	$16.71
Closing price	$ 8.98	$ 9.15

FINANCIAL RATIOS
Return on average assets	0.76%	0.58%
Return on average equity	7.26%	6.23%
Net interest margin	3.45%	3.73%
Efficiency ratio	71.61%	60.07%
Loans to deposits	70.57%	75.04%
Allowance for loan losses to loans	2.19%	2.48%

PERIOD END BALANCES
	As of June 30, 2012	As of December 31, 2011
Assets	$565,013	$587,045
Loans	$321,828	$337,947
Deposits	$458,846	$480,486
Shareholders' equity	$ 61,919	$ 59,748

Common shares outstanding	3,445,993	3,445,679

UNITED BANCSHARES, INC.

DIRECTORS

Robert L. Benroth

David P. Roach

H. Edward Rigel

R. Steven Unverferth

James N. Reynolds - Chairman

Robert L. Dillhoff - Vice-Chairman

Daniel W. Schutt

OFFICERS

Daniel W. Schutt - President/CEO

Brian D. Young - CFO/Executive V.P./Treasurer

Heather M. Oatman - Secretary

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth

James N. Reynolds

Robert L. Dillhoff

H. Edward Rigel

Herbert H. Huffman

David P. Roach

Kevin L. Lammon

Robert M. Schulte, Sr.

William R. Perry

R. Steven Unverferth

Daniel W. Schutt - Chairman/CEO

Brian D. Young - President

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the NASDAQ Markets Exchange under the symbol “UBOH” since March 2001.  Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

245 W. Main St.

Ottawa, OH 45875

419-523-2265

132 E. Front St.

Pemberville, OH 43450

419-287-3211